Exhibit 99.1

Cable ONE Completes Acquisition of Fidelity Communications

October 1, 2019 - Phoenix, Arizona -- (BUSINESS WIRE) -- Cable One, Inc. (NYSE: CABO) (the "Company" or "Cable ONE") today announced the completion of its acquisition of the data, video and voice business and certain related assets of Fidelity Communications Co. (collectively, "Fidelity").

Fidelity provides connectivity services to residential and business customers throughout greater Arkansas, Illinois, Louisiana, Missouri, Oklahoma and Texas. The transaction complements and expands Cable ONE's footprint by approximately 190,000 homes passed and adds approximately 87,000 customers.

"The addition of Fidelity will create excellent opportunities for associates, a superior experience for customers and increased value for our shareholders," said Julie Laulis, President and CEO of Cable ONE.  "We take great pleasure in welcoming Fidelity associates to the Cable ONE team, and as we begin to integrate our businesses in the coming months, our commitment to the communities we serve will remain our top priority."

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About Cable ONE
Cable One, Inc. (NYSE: CABO) is a leading broadband communications provider serving more than 900,000 residential and business customers in 21 states through its Sparklight™ and Clearwave brands. Sparklight provides consumers with a wide array of connectivity and entertainment services, including high-speed internet and advanced Wi-Fi solutions, cable television and phone service. Sparklight Business and Clearwave provide scalable and cost-effective products for businesses ranging in size from small to mid-market, in addition to enterprise, wholesale and carrier customers.

CONTACTS:
Trish Niemann
Corporate Communications Director
602.364.6372
patricia.niemann@cableone.biz

Steven Cochran
CFO
investor_relations@cableone.biz

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This communication may contain "forward-looking statements" that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the Company's industry, business, financial results and financial condition. Forward-looking statements often include words such as "will," "should," "anticipates," "estimates," "expects," "projects," "intends," "plans," "believes" and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. The Company's actual results may vary materially from those expressed or implied in its forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by the Company or on its behalf. Important factors that could cause the Company's actual results to differ materially from those in its forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors:

●	the effect of the transaction on the Company's and Fidelity's ability to retain and hire key personnel and to maintain relationships with customers, suppliers and other business partners;
●	risks related to management's attention being diverted from the Company's ongoing business operations;
●	uncertainties as to the Company's ability and the amount of time necessary to realize the expected synergies and other benefits of the transaction;
●	the Company's ability to integrate Fidelity's operations into its own;
●	rising levels of competition from historical and new entrants in the Company's markets;
●	recent and future changes in technology;
●	the Company's ability to continue to grow its business services products;
●	increases in programming costs and retransmission fees;
●	the Company's ability to obtain hardware, software and operational support from vendors;
●	the effects of any new significant acquisitions by the Company;
●	risks that the Company's rebranding may not produce the benefits expected;
●	adverse economic conditions;
●	the integrity and security of the Company's network and information systems;
●	the impact of possible security breaches and other disruptions, including cyber-attacks;
●	the Company's failure to obtain necessary intellectual and proprietary rights to operate its business and the risk of intellectual property claims and litigation against the Company;
●	the Company's ability to retain key employees;
●	legislative or regulatory efforts to impose network neutrality and other new requirements on the Company's data services;
●	additional regulation of the Company's video and voice services;
●	the Company's ability to renew cable system franchises;
●	increases in pole attachment costs;
●	changes in local governmental franchising authority and broadcast carriage regulations;
●	the potential adverse effect of the Company's level of indebtedness on its business, financial condition or results of operations and cash flows;
●	the possibility that interest rates will rise, causing the Company's obligations to service its variable rate indebtedness to increase significantly;
●	the Company's ability to incur future indebtedness;
●	fluctuations in the Company's stock price;

●	the Company's ability to continue to pay dividends;
●	dilution from equity awards and potential stock issuances in connection with acquisitions;
●	provisions in the Company's charter, by-laws and Delaware law that could discourage takeovers; and
●	the other risks and uncertainties detailed from time to time in the Company's filings with the SEC, including but not limited to its latest Annual Report on Form 10-K as filed with the SEC.

Any forward-looking statements made by the Company in this communication speak only as of the date on which they are made. The Company is under no obligation, and expressly disclaims any obligation, except as required by law, to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.